SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 23, 2015

THE TIMKEN COMPANY
(Exact Name of Registrant as Specified in its Charter)

Ohio
(State or Other Jurisdiction of Incorporation)

1-1169	34-0577130
(Commission File Number)	(I.R.S. Employer Identification No.)

4500 Mt. Pleasant St., N.W., North Canton, Ohio 44720-5450
(Address of Principal Executive Offices) (Zip Code)

(234) 262-3000
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02     Results of Operations and Financial Condition
On January 29, 2015, The Timken Company (the "Company") furnished a current report on Form 8-K with the Securities and Exchange Commission that included an earnings release issued that same day reporting results for the fourth quarter and full year of 2014, which was furnished as Exhibit 99.1 thereto (the "Earnings Release"). For the three months ended December 31, 2014, the Earnings Release reported: (a) income from continuing operations of $39.3 million, or $0.43 per diluted share; (b) income from discontinued operations of $3.0 million, or $0.04 per diluted share; (c) net income of $42.3 million; and (d) net income attributable to The Timken Company of $41.9 million. For the twelve months ended December 31, 2014, the Earnings Release reported: (a) income from continuing operations of $147.0 million, or $1.58 per diluted share; (b) income from discontinued operations of $21.7 million, or $0.24 per diluted share; (c) net income of $168.7 million; and (d) net income attributable to The Timken Company of $166.2 million.

Subsequent to the issuance of the Earnings Release, the Company adjusted an entry in its provision for income taxes for the three and twelve months ended December 31, 2014, reducing the provision for income taxes and increasing net income by $4.6 million, or $0.05 per diluted share. As a result, in its Annual Report on Form 10-K for the year ended December 31, 2014 (the "10-K"), for the three months ended December 31, 2014, the Company will report: (a) income from continuing operations of $41.6 million, or earnings per diluted share of $0.46; (b) income from discontinued operations of $5.3 million, or earnings per diluted share of $0.06; (c) net income of $46.9 million; and (d) net income attributable to The Timken Company of $46.5 million. For the twelve months ended December 31, 2014, in the 10-K, the Company will report: (a) income from continuing operations of $149.3 million, or earnings per diluted share of $1.61; (b) income from discontinued operations of $24.0 million, or earnings per diluted share of $0.26; (c) net income of $173.3 million; and (d) net income attributable to The Timken Company of $170.8 million.

This above change had no impact on the Company's adjusted net income from continuing operations or adjusted earnings per diluted share in either period.

This information shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TIMKEN COMPANY

	By:	/s/ William R. Burkhart
William R. Burkhart
Executive Vice President, General Counsel and Secretary
Date:	February 23, 2015